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                                                                     Exhibit 4.1


                              CERTIFICATE OF TRUST
                                       OF
                            TRANSAMERICA CAPITAL III


               This Certificate of Trust of Transamerica Capital III (the "Trust"), dated October 31, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

               1. Name. The name of the business trust being formed hereby is Transamerica Capital III.

               2. Delaware Trustee. The name and business address of the trustee of the Trust, with a principal place of business in the State of Delaware, are First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

               3. Effective Date. This Certificate of Trust shall be effective as of its filing.

               IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                       FIRST CHICAGO DELAWARE INC.,
                                       not in its individual capacity but solely as trustee of the Trust


                                       By: /s/ John R. Prendiville
                                          -------------------------------------
                                          Name:  John R. Prendiville
                                          Title: Vice President


                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                       not in its individual capacity but solely as trustee of the Trust


                                       By: /s/ John R. Prendiville
                                          -------------------------------------
                                          Name:  John R. Prendiville
                                          Title: Vice President